EXHIBIT  23.1







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated June 8, 2000, except for Footnote 14 to which the date is July 7, 2000, with respect to the balance sheet of FreBon International Corporation as of January 31, 2000 and the related statements of income and retained earnings (deficit), and cash flows for the year then ended, which report appears in this form 8-K/A of Net2000 Communications, Inc. dated September 20, 2000.





                          Brown, Dakes & Wannall, P.C.












Fairfax, Virginia
September 20, 2000